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                                                                EXHIBIT 5


June 21, 1999

Wells Real Estate Investment Trust, Inc.
3885 Holcomb Bridge Road
Norcross, Georgia 30092

     Re: Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to the Wells Real Estate Investment Trust, Inc. Independent Director Stock Option Plan

Ladies and Gentlemen:

     This opinion is being furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Wells Real Estate Investment Trust, Inc. (the "Company"), under the Securities Act of 1933, as amended, for the registration of 100,000 shares of common stock, par value $.01 per share, issuable pursuant to the Wells Real Estate Investment Trust, Inc. Independent Director Stock Option Plan (the "Plan"). The common stock issuable pursuant to the Plan is referred to herein as the "Shares."

     We have examined and are familiar with the following: (a) Articles of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Maryland; (b) Bylaws of the Company; (c) proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan; and (d) such other documents, Company records and matters of law as we have deemed to be pertinent.

     Based on the foregoing, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland.

     2. The Shares have been duly authorized and, when paid for and issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.


                                    HOLLAND & KNIGHT LLP

                                    /s/ Holland & Knight LLP